General Release Agreement of Steven M. Grossman

        This General Release Agreement (“Release Agreement”) is entered into as of April 6, 2006, by Steven M. Grossman, residing at XX XXXXXXX XXXXXXXXX (“Grossman”).

        WHEREAS, Grossman and 4Kids Entertainment, Inc. (“the Company”) are parties to the Executive Employment Agreement dated June 30, 2005, by which Grossman was employed commencing September 1, 2005 (“Agreement” or “Executive Employment Agreement”);

        WHEREAS, the employment of Grossman terminated effective as of April 6, 2006;

        WHEREAS, conditioned upon Grossman’s execution of this Release Agreement, the termination of Grossman’s employment will be deemed to be pursuant to Section 6.3 of the Executive Employment Agreement; and

        WHEREAS, Grossman has read and given due and knowing consideration to all provisions and recitals of this Release Agreement;

        NOW, THEREFORE, in consideration of the terms and conditions of his Agreement, Grossman hereby executes and delivers to the Company this Release Agreement, as follows:

    1.        General Release.

    (a)        In consideration of the terms and conditions of this Release Agreement, Grossman hereby irrevocably and unconditionally releases, waives and forever discharges the Company from any and all actions, causes of action, claims, demands, damages, rights, remedies and liabilities of whatsoever kind or character, in law or equity, suspected or unsuspected, past or present, that he has ever had, may now have or may later assert against the Company and any and all of its past and present directors, officers, shareholders, consultants, agents, representatives, attorneys, employees, employee benefit plans and plan fiduciaries and each of them (collectively, the “Releasees”), whether or not arising out of or related to Grossman’s employment by the Company or Grossman’s service on the Board of Directors of the Company or any of its subsidiaries or affiliates (“the Board”), or the performance of any services to or on behalf of the Company under the Executive Employment Agreement or the termination of that employment and those services or otherwise, (hereinafter referred to as “Grossman’s Claims”), from the beginning of time to the Effective Date hereof, including without limitation: (i) any claims arising out of or related to any federal, state and/or local labor or civil rights laws or securities laws or other laws, including, without limitation, the federal Civil Rights Acts of 1866, 1871, 1964 and 1991, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Age Discrimination in Employment Act of 1967, as amended by, inter alia, the Older Workers Benefit Protection Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act of 1938, the Sarbanes-Oxley Act of 2002, the New York State Labor Law, New York State Wage and Hour Laws, the New York State Executive Law, the New York City Human Rights Law and Labor Laws; and (ii) any and all other of Grossman’s Claims arising out of or related to any contract, any and all other federal, state or local constitutions, statutes, rules or regulations, or under any common law right of any kind whatsoever, or under the laws of any country or political subdivision, or otherwise, including, without limitation, any of Grossman’s Claims for any kind of tortious conduct (including but not limited to any claim of defamation or distress), promissory or equitable estoppel, breach of the Company’s policies, rules, regulations, handbooks or manuals, breach of express or implied contract or covenants of good faith, wrongful discharge or dismissal, and/or failure to pay in whole or part any compensation, bonus, incentive compensation, overtime compensation, severance pay or any remuneration or benefits of any kind whatsoever, including but not limited to salary, bonus, business expenses, health, life or disability insurance, 401(k) plans, fringe benefits, automobile allowance, vacation days or pay, or stock options, front pay or any compensatory, special or consequential damages, punitive or liquidated damages, attorneys’ fees, costs, disbursements or expenses, or any other claims of any nature, except as expressly provided below in subparagraphs (xx) and (yy) of this Paragraph 1(a).

    (xx)        Notwithstanding the foregoing, the Indemnification Agreement dated November 9, 2005 currently in effect by and between 4Kids Entertainment Inc. and Steven M. Grossman shall remain in full force and effect.

    (yy)        Notwithstanding the foregoing, nothing in this Release Agreement shall be interpreted to affect the ability of Grossman to exercise stock options actually granted to him by the Company and vested prior to the Effective Date of this Release Agreement provided that he does so no later than the expiration date of any such stock options pursuant to and subject to the rights, obligations and limitations of the Company’s 2001 Stock Option Plan, 2002 Stock Option Plan, 2003 Stock Option Plan, 2004 Stock Option Plan and any Stock Option Agreements between Grossman and the Company or any of its subsidiaries or affiliates.

    (b)        To the fullest extent permitted by law, Grossman agrees not to lodge against the Company, the other Releasees, or any of them, any formal or informal complaint, claim, charge, action or proceeding in court or with any federal, state or local agency or any other forum, including without limitation arbitration in any jurisdiction, arising out of or related to Grossman’s Claims or Grossman’s employment by or performance of services to or on behalf of the Company or the termination of that employment or other services, or any Board service or action, or for any other reason. Grossman hereby represents and warrants that he has brought no complaint, claim, charge, action or proceeding against the Company or any of the other Releasees in any jurisdiction or forum. Grossman further represents and warrants that he has not in the past and will not in the future assign any of Grossman’s Claims to any person, corporation or other entity. Grossman further represents, warrants and agrees that he will not at any time in the future seek employment from or accept employment or any position, whether as an employee or as a consultant, with the Company or any of its subsidiaries or affiliates as they currently exist.

    (c)        Execution of this Release Agreement by Grossman operates as a complete bar and defense against any and all of Grossman’s Claims. If Grossman should hereafter assert any of Grossman’s Claims in any action, complaint, claim, charge, lawsuit, arbitration or proceeding, this Release Agreement shall be raised as and shall constitute a complete bar to any such charge, complaint, action, claim or proceeding and the Company shall be entitled to and shall recover from Grossman all costs and expenses incurred, including attorneys’ fees, in responding to or defending against any such action, complaint, claim, charge, lawsuit, arbitration or proceeding.

    (d)        Grossman represents, warrants and agrees that (i) Grossman is and shall continue to remain in compliance in all material respects with his obligations and representations pursuant to Section 6.3 and Section 6.7 of the Executive Employment Agreement as if his employment continued uninterrupted for the full duration of the Term (as defined below in Paragraph 6(d)), and (ii) the provisions of said Section 6.3 and Section 6.7 of the Executive Employment Agreement and of the sections referenced therein shall remain in full force and effect and are incorporated herein by reference. Grossman shall not take any action that is contrary to the Executive Employment Agreement or to this Release Agreement.

    2.        Sufficiency of Consideration. The Company is providing and Grossman is accepting this Release Agreement pursuant to Section 6.7 of the Agreement and in order to be eligible for the payments referenced in Section 6.3 of the Agreement, in full and complete satisfaction of all of Grossman’s Claims. Grossman acknowledges that he is not, in the absence of this Release Agreement, eligible for the severance payments pursuant to Section 6.3 of the Agreement. Grossman further acknowledges (i) the sufficiency of the consideration for the release of any and all of Grossman’s Claims up to the Effective Date of this Release Agreement; and (ii) that no other monies or other consideration, except as expressly and specifically set forth in this Release Agreement, are due and owing to him or on his behalf by the Company or any of the other Releasees. Grossman represents, warrants and agrees that neither Grossman nor his attorneys shall make any claim or commence any action, complaint, claim, charge, lawsuit, arbitration or proceeding against the Company or any of the other Releasees to recover attorneys’ fees, costs or disbursements.

    3.        No Admissions. Neither the Company’s offering of the terms and conditions of this Release Agreement nor the Company’s acceptance of this Release Agreement will constitute an admission by the Company or any of the other Releasees of any violation of or liability for any contract or of any statutory, constitutional or common law claim or right of Grossman, and the Company and each of the other Releasees expressly deny any such violation or liability. This Release Agreement may not be introduced in any action or proceeding by anyone for any purpose except to evidence or enforce its terms.

    4.        Confidentiality of Release Agreement. Grossman agrees that he will keep confidential and not disclose to third parties, directly or indirectly, any of the terms and conditions of this Release Agreement or the Executive Employment Agreement, except as (a) may be required by law, or (b) may be required to secure employment or to render services elsewhere. Notwithstanding the foregoing, Grossman may disclose this Release Agreement or the Executive Employment Agreement to his spouse, his attorney and his accountant, provided each of them is directed by Grossman, and each agrees, to hold this Release Agreement and/or the Executive Employment Agreement confidential.

    5.        Remedies for Breach. If Grossman breaches, violates, or fails to comply with any of the provisions, terms or conditions or any of the representations of this Release Agreement (the “Breach”), in its sole discretion, the Company shall be entitled to recover damages against Grossman. Regardless of and in addition to any right to damages the Company may have on account of the Breach, the Company shall be entitled to injunctive relief. In addition, Grossman shall be liable to and reimburse the Company for its attorneys’ fees and any costs and expenses it incurs on account of the Breach. In addition to and not in lieu of any other remedy that the Company may have, in the event of any breach by Grossman of any provision of this Release Agreement during the period during which Grossman is entitled to receive payments pursuant to Section 6.3 of the Agreement, and notwithstanding anything herein to the contrary, as of the date of such breach and thereafter Grossman shall not be entitled to receive any payments under the Executive Employment Agreement or this Release Agreement. In the event the Board determines, with notice to Grossman, that Grossman has materially breached his obligations under this Release Agreement, any and all payments or benefits provided for pursuant to Section 6.3 of the Executive Employment Agreement shall cease immediately, and nothing contained in this Release Agreement or the Executive Employment Agreement shall limit any rights or causes of action that the Company may have against Grossman. In the event that Grossman initiates any action, complaint, claim, charge, lawsuit, arbitration or proceeding that causes or results in any provision or term of this Release Agreement to be held invalid, void or unenforceable for any reason, the Company may elect to enforce the remainder of the Release Agreement and Grossman shall reimburse the Company any payments it made to or on behalf of Grossman. Notwithstanding any provision to the contrary whether in this Release Agreement or in the Executive Employment Agreement, Grossman shall have no right as against the Company or any of the other Releasees to and shall not recover against the Company or any of the other Releasees any expenses, costs and attorneys fees he incurs in regard to any action, complaint, claim, charge, lawsuit, arbitration or proceeding that Grossman asserts against the Company or any of the other Releasees arising out of or related to this Release Agreement or the Executive Employment Agreement.

    6.        Miscellaneous Provisions.

    (a)        This Release Agreement cannot be modified, in whole or in part, unless in a writing signed by the Company.

    (b)        This Release Agreement shall be governed and construed according to the laws of the State of New York. As to any dispute arising out of or relating to this Release Agreement or the Executive Employment Agreement, the Parties hereby submit to the exclusive jurisdiction of the state and federal courts located in New York, New York and further agree not to assert that any action brought in such jurisdiction has been brought in an inconvenient forum.

    (c)        As used in this Release Agreement, the singular form of any word includes the plural and vice versa and the masculine form of any word includes the feminine and the neuter and vice versa. The words “and” / “or” shall be construed either disjunctively or conjunctively as is necessary to effect the broadest possible meaning.

    (d)        Notwithstanding anything to the contrary (including, but not limited to, anything to the contrary in Section 6.3 of the Executive Employment Agreement), the word “Term” as used in this Release Agreement and in the Executive Employment Agreement shall be defined as and shall refer to the period of September 1, 2005 up to and including April 6, 2006, and April 6, 2006 shall be the date upon which termination of Grossman’s employment with the Company is effective.

    (e)        On or before the Effective Date of this Release Agreement, Grossman shall deliver to the Company all documents, data, papers and records of any nature and in any medium (including, but not limited to, electronic media) and all other property within his possession or subject to his control, direct or indirect, either that (i) belong to the Company or any of its subsidiaries or affiliates or (ii) contain or reflect any Confidential Information (as defined in Section 7.2 of the Executive Employment Agreement) concerning the Company or any of its subsidiaries (collectively, the “Property”). Notwithstanding the foregoing, Grossman will be entitled to retain the laptop computer previously used by him while he was employed by the Company, provided that within five (5) calendar days of the Effective Date of this Release Agreement, (x) he reimburses the Company in the amount of $999.05, which sum represents the current net book value of that laptop, and (y) he certifies in writing to Samuel R. Newborn, Esq., the General Counsel of the Company, that Grossman has not copied or forwarded and has permanently deleted from that laptop all electronic files and records that relate to the Company, its subsidiaries or affiliates and has provided to Mr. Newborn copies of such files and records prior to said deletion. Grossman hereby agrees to have the Company offset against and deduct from the severance payments referenced in Section 6.3 of the Executive Employment Agreement the amount of $999.05 that he is obligated to reimburse the Company under the provisions of this Paragraph 6(e) of this Release Agreement.

    7.        Revocation Period and Effective Date. Grossman may revoke this Release Agreement in writing at any time during a period of seven (7) calendar days after executing this Release Agreement (the “Revocation Period”). This Release Agreement shall be effective and enforceable automatically on the date of actual receipt by Jay W. Waks, Esq. of Kaye Scholer LLP, located at 425 Park Avenue, New York, New York 10022, of the Certificate of Non-Revocation of General Release Agreement (the form of which is attached hereto as Exhibit A) executed and dated by Grossman at least one day after expiration of the Revocation Period (the “Effective Date”). The Release Agreement is deemed revoked unless Grossman signs and delivers to Jay W. Waks, within five (5) calendar days after the Revocation Period, the Certificate of Non-Revocation of General Release Agreement; if Grossman has not signed by the expiration date of this five (5) day period, or if he revokes this Release Agreement, the Company reserves the option to terminate his employment pursuant to Section 6.2 of the Agreement, instead of pursuant to Section 6.3 of the Agreement.

    8.        Conflict of Interest Waiver Letter. A separate letter, known as the Conflict of Interest Waiver Letter, shall be executed and dated by Grossman contemporaneously with his execution of this Release Agreement and hand delivered along with the original Release Agreement as executed and dated by Grossman to Jay W. Waks, Esq. of Kaye Scholer LLP. Notwithstanding anything to the contrary, the failure by Grossman to execute, date and deliver said letter as set forth above shall render null and void Grossman’s right to receive any salary, bonus, allowance and health benefits pursuant to Section 6.3 of the Agreement and shall relieve the Company and all of the Releasees of any and all liability to pay or provide said salary, bonus, allowance and health benefits. Said Conflict of Interest Waiver Letter is incorporated herein by this reference and is considered to be an essential and material condition of this Release Agreement. By his signature below, Grossman represents, warrants and agrees that he understands the Conflict of Interest Waiver Letter and the actual or potential conflict he is waiving by said letter and that he is knowingly and voluntarily signing that letter.

    9.        Acknowledgements of Grossman. In signing this Release Agreement, Grossman acknowledges and agrees that:

    (a)        Grossman has read and understands the Release Agreement and Grossman is hereby advised in writing to consult with an attorney prior to signing this Release Agreement, and Grossman has been advised by legal counsel of his choice in regard to this Release Agreement;

    (b)        Grossman has signed the Release Agreement knowingly and voluntarily and understands that the Release Agreement contains a full and final release of all of Grossman’s Claims;

    (c)        Grossman is aware and is hereby advised that Grossman has the right to consider this Release Agreement for twenty-one (21) calendar days before signing it, and that if Grossman signs this Agreement prior to the expiration of the twenty-one (21) calendar days, Grossman is waiving the right knowingly and voluntarily; and

    (d)        The Release Agreement is personal and individual to Grossman and is not made in connection with an exit incentive or other employee Separation program offered to a group or class of employees.

        WHEREFORE, Grossman, by his signature below, is knowingly and voluntarily agreeing, as of April 6, 2006, to this Release Agreement and each of its terms and conditions.

/s/Steven M. Grossman
Steven M. Grossman
April 6, 2006

EXHIBIT A

CERTIFICATE OF NON-REVOCATION OF

GENERAL RELEASE AGREEMENT

        I hereby certify and represent that seven (7) calendar days have passed since I signed the General Release Agreement (the “Release Agreement”) and that I have NOT exercised my right to revoke that Agreement pursuant to the Older Workers Benefit Protection Act of 1990. I understand that 4Kids Entertainment, Inc. and the other Releasees, in providing me with benefits under the Executive Employment Agreement and Release Agreement, are relying on this Certificate, and that I can no longer revoke the Release Agreement.

                                                                                                                                               , 2006
     Steven M. Grossman                                          Date of Execution by Grossman

IMPORTANT:

        This Certificate should be signed, dated and returned to Jay W. Waks, Esq. of Kaye Scholer LLP, located at 425 Park Avenue, New York, New York 10022, no earlier than on the eighth (8th) calendar day after the Agreement is executed by both Parties, and no later than on the fifth (5th) calendar day (inclusive of said 8th calendar day) thereafter.